UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 15, 2013, the shareholders of American International Group, Inc. (“AIG”) approved the American International Group, Inc. 2013 Omnibus Incentive Plan (the “Plan”) at its Annual Meeting of Shareholders. The material terms of the Plan are described in “Proposal 2—Approval of American International Group, Inc. 2013 Omnibus Incentive Plan” in AIG’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2013 (the “Proxy Statement”), which description is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2013, AIG held its Annual Meeting of Shareholders at which the holders of AIG’s common stock, par value $2.50 per share (“AIG Common Stock”), voted upon (i) the election of thirteen nominees as directors until the next annual election and until their successors are duly elected and qualified; (ii) a proposal to approve the Plan; (iii) a non-binding advisory resolution to approve executive compensation; (iv) a non-binding advisory resolution on the frequency of future advisory shareholder votes on executive compensation; (v) the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2013; and (vi) a shareholder proposal relating to restricting service on other boards by directors of AIG.

The shareholders elected all thirteen director nominees, approved the Plan, approved the non-binding shareholder resolution to approve executive compensation, approved a non-binding advisory resolution to hold future advisory shareholder votes on executive compensation on an annual basis and approved the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2013. The shareholder proposal did not receive the approval of a majority of the outstanding shares of AIG Common Stock and, as a result, was not approved. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For		Against	Abstain	Broker Non-Votes
Robert H. Benmosche	1,062,031,885		3,431,131	2,228,600	131,720,112
W. Don Cornwell	1,058,334,321		7,041,683	2,315,612	131,720,112
John H. Fitzpatrick	1,061,937,908		3,344,902	2,408,806	131,720,112
William G. Jurgensen	1,060,055,547		5,242,383	2,393,686	131,720,112
Christopher S. Lynch	1,061,894,035		3,402,130	2,395,451	131,720,112
Arthur C. Martinez	989,160,368		75,986,646	2,544,602	131,720,112
George L. Miles, Jr.	884,527,872		155,090,431	28,073,313	131,720,112
Henry S. Miller	1,061,867,400		3,423,336	2,400,880	131,720,112
Robert S. Miller	1,060,830,886		4,456,635	2,404,095	131,720,112
Suzanne Nora Johnson	1,057,713,166		7,609,363	2,369,087	131,720,112
Ronald A. Rittenmeyer	1,060,610,391		4,667,657	2,413,568	131,720,112
Douglas M. Steenland	1,061,358,707		3,942,917	2,389,992	131,720,112
Theresa M. Stone	1,059,925,260		5,350,345	2,416,011	131,720,112

	For		Against	Abstain	Broker Non-Votes
Approval of the American International Group, Inc. 2013 Omnibus Incentive Plan	1,018,324,941		45,777,627	3,589,048	131,720,112
Non-binding advisory resolution to approve executive compensation	1,041,842,162		18,739,047	7,110,407	131,720,112

	One year	Two years	Three years	Abstain	Broker Non-Votes
Non-binding advisory resolution on the frequency of future advisory shareholder votes on executive compensation	962,446,572	822,578	99,366,014	5,056,452	131,720,112

	For		Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2013	1,184,519,620		11,240,939	3,651,169	—
Shareholder proposal relating to restricting service on other boards by directors of AIG	24,150,079		1,032,023,241	11,518,296	131,720,112

Pursuant to a recommendation by AIG’s Board of Directors that shareholders vote to hold future non-binding advisory shareholder votes to approve executive compensation on an annual basis, approximately 90 percent of the votes cast by shareholders voted in favor of this recommendation. In line with the Board’s recommendation and subsequent shareholder approval, the AIG Board determined that AIG will hold future non-binding advisory shareholder votes on executive compensation on an annual basis until the next non-binding advisory shareholder vote on the frequency of shareholder votes on executive compensation, which will occur no later than AIG’s 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.

(Registrant)

Date: May 15, 2013	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Associate General Counsel and Assistant Secretary